UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No. 1)

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☐	Definitive Proxy Statement

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☐	Soliciting Material under Rule 14a-12

LSB INDUSTRIES, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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FOR IMMEDIATE RELEASE

LSB INDUSTRIES, INC. ANNOUNCES FILING OF DEFINITIVE PROXY STATEMENT AND SETS SEPTEMBER 22, 2021 FOR SPECIAL MEETING OF STOCKHOLDERS TO VOTE ON EXCHANGE TRANSACTION

Special Meeting to be held on September 22, 2021 at 8:30 am CDT for LSB Industries stockholders of record as of August 2, 2021 to approve Exchange Transaction and Special Dividend

Oklahoma City, Oklahoma – August 26, 2021 – LSB Industries, Inc. (“LSB” or “the Company”), (NYSE: LXU), today announced that it has filed a definitive proxy statement with the Securities and Exchange Commission (“SEC”) and established August 2, 2021 as the record date (the “Record Date”) for its special meeting of stockholders (the “Special Meeting”) to be held to, among other things, approve a definitive agreement (the “Exchange Agreement”) with LSB Funding LLC, an affiliate of Eldridge Industries, LLC (“Eldridge”), to exchange the shares of LSB Series E-1 and Series F-1 Redeemable Preferred Stock held by Eldridge for shares of LSB common stock. Under the terms of the agreement, and assuming a closing date of September 27, 2021, LSB would exchange, at the expected closing, approximately $310 million of preferred stock held by Eldridge into an equivalent value of LSB common stock based on an exchange price of $6.16, which is equal to the 30-day volume weighted average price as of the date of the Exchange Agreement. In connection with the transaction, stockholders will receive a special dividend in the form of 0.30 shares of LSB common stock for every share owned as of the record date, with any such dividend received by Eldridge reducing the consideration payable to them in the exchange transaction.

The Special Meeting will be held virtually via live webcast at 8:30 am Central Daylight Time on September 22, 2021 and can be accessed by visiting www.proxydocs.com/LXU. The proxy statement is available at https://investors.lsbindustries.com/financial-information/sec-filings and www.sec.gov. Stockholders of record at the close of business on the Record Date will be entitled to vote their shares at the Special Meeting.

The LSB industries Board of Directors unanimously recommends that stockholders vote “FOR” the transactions contemplated by the Exchange Agreement with Eldridge as well as the other proposals set forth in the proxy statement.

Transaction Highlights:

•

Eliminates the current financial impact and repayment of the accrued compounding preferred stock and future accruing dividends at 14.5% (increasing to 16.0% in April 2023) unburdening the Company and unlocking shareholder value.

•

The Special Committee, Board of Directors and LSB management believe this could lead to a rating upgrade potentially allowing the Company to refinance its senior secured notes at a lower interest rate and on improved terms, which would reduce its cash interest expense and overall cost of capital.

•	Improves the Company’s financial flexibility allowing it to pursue organic growth initiatives, including in green ammonia and clean energy and accretive M&A opportunities.

•

Preserves the Company’s significant tax attributes, including approximately $620 million of federal net operating losses, thereby protecting potentially significant future cash savings and stockholder value.

Mark Behrman, LSB Industries’ President and CEO, stated, “We expect this transformative transaction to simplify our capital structure, lower our cost of capital and provide us with greater financial flexibility to pursue growth initiatives. Given the favorable nitrogen industry dynamics we are currently experiencing, we believe that now is an opportune time to execute this transaction, particularly given our intention to refinance our senior secured notes and opportunities we believe exist to drive organic growth, including our entry into the rapidly emerging blue/green ammonia and clean energy markets. Additionally, we regularly evaluate M&A prospects that we believe could be accretive to earnings as a result of the increased scale and expanded production capabilities that they would provide us. We believe that the exchange of this preferred stock into common stock and the overall simplification of our capital structure, including the potential refinancing of our senior secured notes, will enhance our ability to generate profitable growth and greater long-term value for our shareholders.

The proposed Exchange Agreement is expected to be consummated after receipt of the required approvals by the stockholders of LSB Industries and the satisfaction or waiver of certain other conditions as specified in the Exchange Agreement. Assuming a transaction closing date of September 27, 2021, and issuance of the special dividend, LSB will have approximately 88.8 million shares outstanding, approximately 61% of which will be held by Eldridge.

About LSB Industries, Inc.

LSB Industries, Inc., headquartered in Oklahoma City, Oklahoma, manufactures and sells chemical products for the agricultural, mining, and industrial markets. The Company owns and operates facilities in Cherokee, Alabama, El Dorado, Arkansas and Pryor, Oklahoma, and operates a facility for a global chemical company in Baytown, Texas. LSB’s products are sold through distributors and directly to end customers primarily throughout the United States. Additional information about the Company can be found on its website at www.lsbindustries.com.

About Eldridge Industries, LLC

Eldridge Industries, LLC invests in businesses across the Insurance, Asset Management, Technology, Mobility, Sports & Gaming, Media & Music, Real Estate, and Consumer landscapes. The firm seeks to build and grow businesses led by proven management teams that have demonstrated leadership and experience to scale an enterprise. Eldridge Industries, LLC is headquartered in Greenwich, Connecticut, with additional offices in Beverly Hills, New York, and London. Additional information about Eldridge Industries, LLC can be found on its website at www.eldridge.com.

Forward-Looking Statements

Statements in this release that are not historical are forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. These forward-looking statements, which are subject to known and unknown risks, uncertainties and assumptions about us, may include projections of our future financial performance including the effects of the COVID-19 pandemic and anticipated performance based on our growth and other strategies and anticipated trends in our business. These statements are only predictions based on our current expectations and projections about future events. There are important factors that could cause our actual results, level of activity, performance or actual achievements to differ materially from the results, level of activity, performance or anticipated achievements expressed or implied by the forward-looking statements. Significant risks and uncertainties may relate to, but are not limited to, our ability to consummate the exchange transaction on the terms described herein and in the definitive proxy statement referred to herein or at all, business and market disruptions related to the COVID-19 pandemic, market conditions and price volatility for our products and feedstocks, as well as global and regional economic downturns, including as a result of the COVID-19 pandemic, that adversely affect the demand for our end-use products; disruptions in production at our manufacturing facilities; and other financial, economic, competitive, environmental, political, legal and regulatory factors. These and other risk factors are discussed in the Company’s filings with the Securities and Exchange Commission (SEC), including its Annual Report on Form 10-K for the year ended December 31, 2020.

Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time, and it is not possible for our management to predict all risks and uncertainties, nor can management assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance or achievements. Neither we nor any other person assumes responsibility for the accuracy or completeness of any of these forward-looking statements. You should not rely upon forward-looking statements as predictions of future events. Unless otherwise required by applicable laws, we undertake no obligation to update or revise any forward-looking statements, whether because of new information or future developments.

No Offer or Solicitation

This communication is not intended to and shall not constitute an offer to buy or sell or the solicitation of an offer to buy or sell any securities, or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made, except by means of a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended, or an exemption from the registration requirements thereof.

Additional Information about the Exchange Transaction and Where to Find It

In connection with the proposed transaction, LSB has filed with the Securities and Exchange Commission (“SEC”) a proxy statement for the special meeting of LSB stockholders and may also file other relevant documents with the SEC regarding the proposed transaction. This communication is not a substitute for the proxy statement or any other document that LSB may file with the SEC. The definitive proxy statement was mailed to LSB stockholders commencing on August 26, 2021. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS THAT MAY BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT LSB AND THE PROPOSED TRANSACTION. Investors and security holders will be able to obtain free copies of the proxy statement and other documents containing important information about LSB and the proposed transaction, once such documents are filed with the SEC, through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed with the SEC by LSB may be obtained free of charge on LSB’s website at www.lsbindustries.com or by contacting Michael Foster, General Counsel and Secretary by email at mfoster@lsbindustries.com or by phone at 405-510-3596.

Participants in the Solicitation

LSB and certain of its directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information about the directors and executive officers of LSB, including a description of their direct or indirect interests, by security holdings or otherwise, is set forth in LSB’s proxy statement for its 2021 Annual Meeting of Stockholders, which was filed with the SEC on April 19, 2021 and its proxy statement for the special meeting of stockholders, which was filed with the SEC on August 26, 2021, and LSB’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, which was filed with the SEC on February 25, 2021. Other information regarding the participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, is contained in the proxy statement and other relevant materials filed with the SEC regarding the proposed transaction. Investors should read the proxy statement carefully before making any voting or investment decisions. You may obtain free copies of these documents from LSB using the sources indicated above.

Company Contact: Mark Behrman, President & CEO Cheryl Maguire, Executive Vice President & CFO (405) 235-4546	Investor Contact: The Equity Group Inc. Fred Buonocore, CFA (212) 836-9607